SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported): March 22, 2013

KABE EXPLORATION INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-52580	39-2052145
(State Or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3525 Del Mar Heights Road, Suite 357, San Diego, CA 92130

(Address Of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code (858) 699-1359

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On March 22, 2013, Kabe Exploration Inc.’s (the “Company”) auditor, John Kinross-Kennedy (“JKK”), was formally dismissed as the Company’s independent registered public accounting firm.  On March 22, 2013, the Company’s Board of Directors approved the engagement of Anton & Chia LLP (“AC”).  During the two most recent fiscal years and through the date of this report, there were no (1) disagreements with JKK on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to its satisfaction would have caused JKK to make reference in its reports on the Company’s financial statements for such years to the subject matter of the disagreement, or (2) “reportable events,” as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has requested that JKK furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements and, if not, stating the respects in which it does not agree.  A copy of such letter, dated March 22, 2013, indicating that it is in agreement with such disclosures is filed as Exhibit 16.1 to this Form 8-K.1.

During the Company’s two most recent fiscal years and the subsequent interim periods preceding AC’s engagement, neither the Company nor anyone on behalf of the Company consulted with AC regarding the application of accounting principles to any specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, and AC did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or any matter that was the subject of a “disagreement” or a “reportable event,” as such terms are defined in Item 304(a)(1) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

16.1	Letter to the Securities and Exchange Commission from John Kinross-Kennedy dated March 22, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KABE EXPLORATION INC.

Dated: March 25, 2013	By:	/s/ Erik Ulsteen
Name: Erik Ulsteen
Title: President

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